Exhibit 10.5
THE WALT DISNEY COMPANY
500 South Buena Vista Street
Burbank, California 91521
January 31, 2022
Mr. Horacio E. Gutierrez
Senior Executive Vice President,
General Counsel and Secretary
The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Re: Assignment of Employment Agreement
Dear Mr. Gutierrez:
Reference is made to the employment agreement (the “Agreement”) dated as of December 21, 2021, between The Walt Disney Company (the “Company”) and you, wherein Company employed your services as Senior Executive Vice President, General Counsel and Secretary.
1.Pursuant to Paragraph 8(c) of the Agreement, Company may assign the Agreement or all or any part of its rights thereunder from any Company entity to another Company entity, and in such event the Agreement shall inure to the benefit of such assignee.
2.Please be advised that Company hereby assigns the Agreement to Disney Corporate Services Co., LLC, effective February 1, 2022 (the “Assignment Effective Date”).
3.Effective February 1, 2022, all references to "Company” in the Agreement and its subsequent amendments shall be deemed to be references to Disney Corporate Services Co., LLC.
4.Following the Assignment Effective Date, your title shall continue to be Senior Executive Vice President, General Counsel and Secretary, The Walt Disney Company.
As so assigned, the Agreement continues in full force and effect.

THE WALT DISNEY COMPANY

By:	/s/ Paul J. Richardson
Senior Executive Vice President and
Chief Human Resources Officer

Date:	January 31, 2022

The above-referenced assignment is hereby accepted.

DISNEY CORPORATE SERVICES CO., LLC

By:	/s/ Jim Kapenstein
President

Date:	January 31, 2022